EXHIBIT 99.1

August 4, 2004

FOR IMMEDIATE RELEASE
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               MEXCO ENERGY CORPORATION ANNOUNCES ROYALTY PURCHASE


     MIDLAND, TEXAS - Mexco Energy Corporation announced today that the Company purchased partially developed royalty interests for $500,000 in Freestone County, Texas. These properties, operated by XTO and Anadarko Energy, Inc., contain 31 producing wells and an additional seven (7) permitted and/or drilling wells in the Cotton Valley formation. This acreage contains approximately 19 potential undrilled locations on 40 acre spacing. This purchase furthers the primary goal of the Company acquiring natural gas reserves. Previous acquisitions of partially developed royalty interests generally have provided high yield and high quality reserves at favorable fixed costs to the Company. As of March 31, 2004, approximately 17% of the Company's revenues were from royalty interests.


Contact:

Tammy L. McComic, Vice President of Finance
Mexco Energy Corporation
(432) 682-1119